CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectuses and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference of our report dated May 23, 2013 on Dreyfus Short-Intermediate Municipal Bond Fund for the fiscal year ended March 31, 2013 which is incorporated by reference in this Registration Statement (Form N-1A Nos. 33-11752 and 811-5021) of Dreyfus Short-Intermediate Municipal Bond Fund.

                                                                                                ERNST & YOUNG LLP

New York, New York

June 18, 2013